Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-49305, No. 33-54455, No. 333-04435, No. 333-57095, No. 333-86801, No. 333-41408, No. 333-86280, No. 333-105622, No. 333-134887, No. 333-162747 No. 333-171616 and No. 333-175350) and S-3 (No. 333-132878 and No. 333-157797) of Humana Inc. of our report dated February 24, 2012 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky

February 24, 2012